                                                               EXHIBIT NO. 11(a)

                    ARMSTRONG HOLDINGS, INC. AND SUBSIDIARIES

                 COMPUTATION FOR BASIC EARNINGS (LOSS) PER SHARE
                         FOR THE YEARS ENDED DECEMBER 31
                 (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)

                                                         2002          2001        2000
                                                      ----------     --------    --------
Basic earnings (loss) per share
-------------------------------
  Net earnings (loss)                                 $(2,142.8)       $92.8       $12.2

  Average number of common shares outstanding              40.5         40.5        40.2

  Basic earnings (loss) per share                     $  (52.91)       $2.29       $0.30


                                                               EXHIBIT NO. 11(b)

                COMPUTATION FOR DILUTED EARNINGS (LOSS) PER SHARE
                         FOR THE YEARS ENDED DECEMBER 31
                 (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)

                                                                     2002           2001       2000
                                                                  -----------     --------   --------
Diluted earnings (loss) per share
---------------------------------
 Net earnings (loss)                                               $(2,142.8)       $92.8      $12.2

 Average number of common shares outstanding                            40.5         40.5       40.2
 Average number of common shares issuable under stock options
   or restricted stock grants                                            0.2          0.3        0.3
                                                                   ---------       ------     ------
 Average number of common and common stock equivalents
   outstanding                                                          40.7         40.8       40.5

  Diluted earnings (loss) per share                                $  (52.91)       $2.27      $0.30